Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS

2007 THIRD QUARTER RESULTS

Announces $0.16 Per Share Quarterly Dividend Payment

DENVER, CO — November 6, 2007 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today announced financial results for the quarter ended September 30, 2007.

Funds from operations (FFO) attributable to common stockholders totaled $29.9 million for the third quarter of 2007, and $101.1 million for the nine months ended September 30, 2007. Third quarter FFO of $0.15 per diluted share represented an increase of 7.1% from $0.14 per diluted share reported for the third quarter of 2006, and FFO for the nine months ended September 30, 2007 increased 13.3% to $0.51 per diluted share, compared to $0.45 per diluted share reported for the nine months ended September 30, 2006.

Net income attributable to common stockholders for the third quarter of 2007 was $11.2 million, or $0.07 per diluted share, compared to a loss of $10.2 million, or $(0.07) per diluted share, for the third quarter of 2006. Net income for the nine months ended September 30, 2007 was $34.4 million, or $0.20 per diluted share, compared to a loss of $9.9 million, or $(0.07) per diluted share, for the nine months ended September 30, 2006.

Third quarter 2007 net income includes $14.0 million of gain on contributions of real estate, none of which was recognized in FFO. Net income for the first nine months of 2007 includes $40.6 million of gain on sales or contributions of real estate, of which $12.7 million was recognized in FFO.

Phil Hawkins, Chief Executive Officer of DCT Industrial, commented, “Our same store net operating income growth of 3.9% reflects continued solid operating performance as well as healthy market fundamentals.”

Hawkins added, “We were very excited to announce the formation of a new joint venture with JPMorgan Asset Management. They will be a terrific partner and this new relationship will expand our institutional capital management business, further facilitating our ability to recycle capital.”

Operating Portfolio

As of September 30, 2007, the Company owned 371 consolidated operating properties, or 52.0 million square feet, compared to 364 consolidated operating properties, or 54.1 million square feet, at September 30, 2006. Net operating income was $48.2 million in the third quarter of 2007, an increase of 4.8% compared to the third quarter of 2006. DCT Industrial’s consolidated operating portfolio occupancy was 92.7% at September 30, 2007, compared to 93.1% at September 30, 2006. Including operating properties held in joint ventures, comprising 61.9 million square feet, occupancy at September 30, 2007 was 93.8%, compared to 93.4% a year ago.

Same store net operating income increased 3.9% on a cash basis and 3.4% on a GAAP basis in the third quarter of 2007, when compared to the same period last year. Same store occupancy at September 30, 2007 was 92.6%, compared to 93.0% at September 30, 2006.

DCT Industrial signed 1.8 million square feet of leases during the third quarter, and 5.6 million square feet of leases were signed year-to-date. The Company’s tenant retention rate was 64.3% in the third quarter of 2007, and 70.2% year-to-date. On a GAAP basis, realized rent growth on signed leases for which there was a prior tenant averaged 13.0% in the third quarter of 2007, and 11.0% for the nine months ended September 30, 2007. On a cash basis, rents on signed leases increased by 3.6% in the third quarter of 2007 and by 1.8% for the nine months ended September 30, 2007.

Institutional Capital Management

Total assets under management were $544.8 million at September 30, 2007, representing an increase of $420.3 million from September 30, 2006. The Company’s institutional capital management business had 10.6 million square feet under management at September 30, 2007, compared to 2.6 million square feet at September 30, 2006. Capital management and other fee revenue totaled $0.4 million in the third quarter of 2007, compared to $0.2 million in the third quarter of 2006.

During the third quarter of 2007, the Company accomplished its goal of adding a third capital relationship by forming a new institutional capital management joint venture with investors advised by JPMorgan Asset Management. DCT Industrial contributed six industrial seed assets comprising approximately 2.8 million square feet, for a total value of approximately $140 million, to the JPMorgan Venture. The buildings contributed are located in the Chicago, Cincinnati, Dallas, Nashville and Orlando markets.

Following the end of the third quarter of 2007, the JPMorgan Venture purchased three high-quality bulk distribution facilities in the Denver and Chicago markets, totaling approximately 810,880 square feet. As of November 6, 2007, the JPMorgan Venture had approximately $190 million of assets totaling 3.6 million square feet.

Investment and Development Activity

During the third quarter of 2007, DCT Industrial acquired five properties totaling approximately 0.9 million square feet, including two buildings in Mexico. The combined purchase price of the five buildings was approximately $47 million and the properties had an overall occupancy of 95.0% as of September 30, 2007.

Since September 30, 2007, the Company has acquired two additional properties in Guadalajara, Mexico, totaling approximately 149,000 square feet. Both facilities are 100% leased and are in close proximity to skilled labor and the city’s main transportation loop. As of November 6, 2007, the Company owned approximately 254,000 square feet in Guadalajara, 69,000 square feet in San Luis Potosi, and had approximately 859,000 square feet of development assets contracted under forward commitment in Monterrey.

At the end of the third quarter of 2007, DCT Industrial had 4.8 million square feet under development, including forward commitments. During the third quarter, the Company began construction on a 229,550 square foot building and placed 266,000 square feet in pre-development in one of Washington D.C.’s strongest industrial submarkets near Dulles airport.

Due to high demand and low vacancy rates, DCT Industrial has been increasing its presence in the Orlando market and currently has 400,300 square feet in pre-development and 126,000 square feet under construction.

At SCLA (Southern California Logistics Airport) in the Inland Empire market of Southern California, the previously announced 408,000 square foot build-to-suit for Newell Rubbermaid was completed and occupied in September 2007. Development activity at SCLA totaled approximately 519,000 square feet as of September 30, 2007, with an additional 1.4 million square feet in pre-development.

“We reached major milestones during the third quarter with continued progress in Mexico, meaningful expansion of our Institutional Capital Management business, and our first customer taking occupancy at SCLA. Currently we have almost 1.2 million square feet owned or contracted to purchase in three of our target markets in Mexico, and expect our efforts there to gain momentum,” said Jim Cochran, President and Chief Investment Officer of DCT Industrial. “We are also very pleased with the quality of our development pipeline, which is concentrated in some of the strongest distribution markets in North America.”

Dividend

DCT Industrial’s Board of Directors has declared a $0.16 per share quarterly cash dividend, payable on January 17, 2008, to stockholders of record as of December 27, 2007.

Guidance

DCT Industrial has updated 2007 FFO guidance to a range of $0.68 to $0.70 per diluted share and 2007 net income guidance to a range of $0.24 to $0.26 per diluted share. The Company’s initial guidance for 2008 FFO is $0.70 to $0.75 per diluted share and net income of $0.15 to $0.20 per diluted share.

Conference Call Information

DCT Industrial will host a conference call to discuss third quarter results and its recent business activities on Wednesday, November 7, 2007 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing (866) 362-4831 or (617) 597-5347 and entering the passcode: 32338549. A telephone replay will be available for one week following the call by dialing (617) 801-6888 and entering the passcode: 63325866. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available in the Investor Relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust Inc. is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in 24 of the highest volume distribution markets in the U.S. and in Mexico. As of September 30, 2007, DCT Industrial Trust owned, managed or had under development 426 properties totaling more than 68 million square feet leased to more than 780 corporate customers. Additional information is available at www.dctindustrial.com.

CONTACT:

Sara Bockh

Corporate Communications

DCT Industrial Trust Inc.

303-597-1550 or investorrelations@dctindustrial.com

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands, except share and per share information)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Land	$502,871	$513,143
Buildings and improvements	2,083,661	2,120,821
Intangible lease assets	181,342	198,222
Construction in progress	25,244	32,702

Total Investment in Properties	2,793,118	2,864,888
Less accumulated depreciation and amortization	(281,185)	(199,574)

Net Investment in Properties	2,511,933	2,665,314
Investments in and advances to unconsolidated joint ventures	67,177	42,336

Net Investment in Real Estate	2,579,110	2,707,650
Cash and cash equivalents	56,137	23,310
Notes receivable	25,207	9,205
Deferred loan costs, net	5,160	6,175
Deferred loan costs – financing obligations, net	5,314	16,467
Straight-line rent and other receivables	22,727	17,137
Other assets, net	22,476	27,637
Assets held for sale	16,287	41,895

Total Assets	$2,732,418	$2,849,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$31,296	$27,341
Distributions payable	32,394	30,777
Tenant prepaids and security deposits	13,705	12,329
Other liabilities	3,717	14,135
Intangible lease liability, net	12,948	17,595
Lines of credit	—	34,278
Senior unsecured notes	425,000	425,000
Mortgage notes	646,703	641,081
Financing obligations	57,433	191,787
Liabilities related to assets held for sale	140	276

Total Liabilities	1,223,336	1,394,599

Minority interests	317,352	225,920
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 168,354,596 shares issued and outstanding as of September 30, 2007 and December 31, 2006	1,684	1,684
Additional paid-in capital	1,594,551	1,595,808
Distributions in excess of earnings	(403,995)	(357,076)
Accumulated other comprehensive loss	(510)	(11,459)

Total Stockholders’ Equity	1,191,730	1,228,957

Total Liabilities and Stockholders’ Equity	$2,732,418	$2,849,476

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
REVENUES:
Rental revenues	$63,627	$60,908	$191,610	$155,025
Institutional capital management and other fees	417	220	1,735	398

Total Revenues	64,044	61,128	193,345	155,423

OPERATING EXPENSES:
Rental expenses	7,086	7,033	22,410	15,704
Real estate taxes	8,294	7,829	25,062	20,324
Real estate related depreciation and amortization	29,761	29,536	86,918	79,128
General and administrative	5,102	1,399	14,835	3,341
Asset management fees, related party	—	5,092	—	12,907

Total Operating Expenses	50,243	50,889	149,225	131,404

Operating Income	13,801	10,239	44,120	24,019

OTHER INCOME AND EXPENSE:
Equity in income (losses) of unconsolidated joint ventures, net	56	(72)	99	(254)
Interest expense	(14,716)	(20,489)	(46,787)	(46,646)
Interest income and other	839	476	3,978	4,998
Income taxes	(294)	(358)	(1,278)	(598)

Income (Loss) Before Minority Interests	(314)	(10,204)	132	(18,481)
Minority interests	80	284	132	711

Income (Loss) From Continuing Operations	(234)	(9,920)	264	(17,770)
Income (loss) from discontinued operations	(226)	224	7,982	484

Income (Loss) Before Gain (Loss) On Disposition Of Real Estate Interests	(460)	(9,696)	8,246	(17,286)
Gain (loss) on dispositions of real estate interests, net of minority interest	11,709	(469)	26,195	7,430

NET INCOME (LOSS)	$11,249	$(10,165)	$34,441	$(9,856)

INCOME PER COMMON SHARE – BASIC:
Income (Loss) From Continuing Operations	$(0.00)	$(0.07)	$0.00	$(0.12)
Income (loss) from discontinued operations	(0.00)	0.00	0.05	0.00
Gain (loss) on dispositions of real estate interests, net of minority interest	0.07	(0.00)	0.15	0.05

Net Income (Loss)	$0.07	$(0.07)	$0.20	$(0.07)

INCOME PER COMMON SHARE – DILUTED:
Income (Loss) From Continuing Operations	$(0.00)	$(0.07)	$0.00	$(0.12)
Income (Loss) From Discontinued Operations	(0.00)	0.00	0.05	0.00
Gain (loss) on dispositions of real estate interests, net of minority interest	0.07	(0.00)	0.15	0.05

Net Income (Loss)	$0.07	$(0.07)	$0.20	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	168,355	150,725	168,355	148,731

Diluted	201,956	150,725	199,135	148,731

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income (loss) attributable to common shares	$11,249	$(10,165)	$34,441	$(9,856)
Adjustments:
Real estate related depreciation and amortization	29,761	30,655	86,933	82,764
Equity in (income) losses of unconsolidated joint ventures, net	(56)	72	(99)	254
Equity in FFO of unconsolidated joint ventures	681	174	1,492	324
(Gain) loss on disposition of real estate interests	(14,045)	482	(31,062)	(7,550)
(Gain) loss on disposition of real estate interests related to discontinued operations	58	—	(9,503)	—
Gain on dispositions of non-depreciated real estate	12	9	12,737	4,074
Minority interest in the operating partnership’s share of the above adjustments	(2,731)	(873)	(9,333)	(2,815)

Funds from operations attributable to common shares – basic	24,929	20,354	85,606	67,195
FFO attributable to dilutive OP Units	4,972	579	15,543	1,384

Funds from operations attributable to common shares – diluted	$29,901	$20,933	$101,149	$68,579

Basic FFO per common share	$0.15	$0.14	$0.51	$0.45
Diluted FFO per common share	$0.15	$0.14	$0.51	$0.45
Weighted average common shares outstanding:
Basic	168,355	150,725	168,355	148,731
Dilutive OP Units	33,601	4,290	30,780	3,106

Diluted	201,956	155,015	199,135	151,837

The following table is a reconciliation of our NOI to our reported Income (Loss) From Continuing Operations for the three and nine months ended September 30, 2007 and 2006 (in thousands).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Property NOI	$48,247	$46,046	$144,138	$118,997
Institutional capital management and other fees	417	220	1,735	398
Real estate related depreciation and amortization	(29,761)	(29,536)	(86,918)	(79,128)
General and administrative expenses	(5,102)	(1,399)	(14,835)	(3,341)
Asset management fees, related party	—	(5,092)	—	(12,907)
Equity in income (losses) of unconsolidated joint ventures, net	56	(72)	99	(254)
Interest expense	(14,716)	(20,489)	(46,787)	(46,646)
Interest income and other	839	476	3,978	4,998
Income taxes	(294)	(358)	(1,278)	(598)
Minority interests	80	284	132	711

Income (Loss) From Continuing Operations	$(234)	$(9,920)	$264	$(17,770)

	Full-Year Range for 2007
	(low)	(high)
Guidance:
Earnings per diluted share	$0.24	$0.26
Real estate related depreciation and amortization	0.58	0.58
Gain on dispositions of real estate interests, net	(0.14)	(0.14)

FFO attributable to common shares per diluted share	$0.68	$0.70

	Full-Year Range for 2008
	(low)	(high)
Guidance:
Earnings per diluted share	$0.15	$0.20
Real estate related depreciation and amortization	0.55	0.55

FFO attributable to common shares per diluted share	$0.70	$0.75

Guidance excludes future gains or losses from sale of depreciated assets.

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes; national, international, regional and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. In addition, the Company’s current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on its ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.